Exhibit 99

For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Announces Preliminary Revenue, Net Income, Adjusted Net Income,

and Adjusted EBITDA for Third-Quarter 2016 and Updates Full-Year 2016 Outlook

MEMPHIS, TENN, — October 14, 2016  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced the following preliminary revenue, net income, Adjusted net income(1) and Adjusted EBITDA(2) for the third-quarter 2016 financial results and updates to full-year 2016 outlook. The company plans to release its full third-quarter 2016 financial results on Tuesday, October 25, 2016.

The company’s net income, Adjusted net income and Adjusted EBITDA were negatively impacted by a $5 million increase in claims costs at American Home Shield (“AHS”) associated with a higher number of HVAC work orders driven by record high temperatures experienced nationwide during the quarter. Due to the adverse impact of the record high temperatures on the company’s operating performance, the company is providing preliminary third-quarter results and updated 2016 outlook in advance of its scheduled earnings call.

The company expects to report revenue of $758 million for the quarter, or a year-over-year increase of 7 percent,  driven primarily by organic growth at AHS, the impacts of acquiring Alterra Pest Control, LLC in November 2015 and OneGuard Home Warranties in June 2016 and 2 percent organic revenue growth at Terminix, primarily driven by price.

The company expects to report third-quarter 2016 net income of $70 million, or $0.51 per share, versus $49 million, or $0.36 per share, in the same period in 2015. Third-quarter 2016 Adjusted net income is expected to be $81 million, or $0.59 per share, versus $74 million, or $0.54 per share, for the same period in 2015.

The company expects to report Adjusted EBITDA of $192 million for the quarter, or an increase of 10 percent over the same period prior year. Adjusted EBITDA was negatively impacted by the previously mentioned $5 million increase in weather-related claims costs at AHS. Reconciliations of both Adjusted net income and Adjusted EBITDA to net income are set forth below in this press release.

Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended September 30,					Nine Months Ended September 30,
	Revenue		Adjusted EBITDA			Revenue		Adjusted EBITDA
$ millions	2016	B/(W) vs. PY	2016	B/(W) vs. PY		2016	B/(W) vs. PY	2016	B/(W) vs. PY
Terminix	$396	$24	$92	$10		$1,174	$71	$299	$27
YoY growth / % of revenue		6.5%	23.2%	1.2	pts		6.4%	25.5%	0.8	pts
American Home Shield	309	34	79	5		786	75	170	(4)
YoY growth / % of revenue		12.4%	25.6%	(1.3)	pts		10.5%	21.6%	(2.9)	pts
Franchise Services Group	51	(7)	21	1		151	(27)	58	—
YoY growth / % of revenue		(12.1)%	41.2%	6.7	pts		(15.2)%	38.4%	5.8	pts
Corporate(3)	1	—	—	1		2	—	(3)	3
Total	$758	$52	$192	$18		$2,113	$120	$523	$25
YoY growth / % of revenue		7.4%	25.3%	0.7	pts		6.0%	24.8%	(0.2)	pts

Full-Year 2016 Outlook

Revenue is expected to range from $2,740 million to $2,750 million, or an increase of 6 percent compared to 2015. Due to the higher claims costs at AHS in the third-quarter and an acceleration of investment in Terminix’s field operations focused on improving safety, technician efficiency, customer service and retention in the fourth-quarter, the company now expects Adjusted EBITDA to range from $665 million to $675 million, or an increase of 7 percent to 8 percent compared to 2015. A reconciliation of the forward-looking 2016 Adjusted EBITDA outlook to net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Third-Quarter 2016 Earnings Conference Call

The company plans to discuss its third-quarter 2016 financial and operating results during a conference call at 8 a.m. central time (9 a.m. eastern time),  Tuesday, October 25, 2016. To participate on the conference call, interested parties should call 800.667.9916 (or international participants, 303.223.4361). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page. The call will be available for replay until November 24, 2016. To access the replay of this call, please call 800.633.8284 and enter reservation number 21820185 (international participants: 402.977.9140, reservation number 21820185). You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture and cabinet repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including 2016 revenue and Adjusted EBITDA outlook and expected third-quarter revenue, net income, Adjusted net income and Adjusted EBITDA. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income and adjusted earnings per share are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance comparisons from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined as net income before: amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; restructuring charges; gain on sale of Merry Maids branches; impairment of software and other related costs; loss from discontinued operations, net of income taxes; loss on extinguishment of debt; and the tax impact of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as adjusted net income divided by the weighted-average diluted common shares outstanding.

(2)Adjusted EBITDA is defined as net income before: depreciation and amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches; non-cash impairment of software and other related costs; loss from discontinued operations, net of income taxes; provision for income taxes; loss on extinguishment of debt; interest expense; and other non-operating expenses. The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

The following table presents reconciliations of Adjusted Net Income to Net Income for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2016	2015	2016	2015
Net Income	$70	$49	$124	$144
Amortization expense	8	7	24	31
401(k) Plan corrective contribution	—	—	1	—
Fumigation related matters	1	—	92	—
Insurance reserve adjustment	—	—	23	—
Restructuring charges	8	2	13	4
Gain on sale of Merry Maids branches	—	(3)	(2)	(5)
Impairment of software and other related costs	—	—	1	—
Loss from discontinued operations, net of income taxes	—	1	—	2
Loss on extinguishment of debt	—	31	—	58
Tax impact of adjustments	(7)	(14)	(56)	(33)
Adjusted Net Income	$81	$74	$221	$201
Weighted-average diluted common shares outstanding	137.1	136.8	137.5	136.5
Adjusted earnings per share	$0.59	$0.54	$1.61	$1.47

The following table presents reconciliations of Adjusted EBITDA to Net Income for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2016	2015	2016	2015
Terminix	$92	$82	$299	$272
American Home Shield	79	74	170	174
Franchise Services Group	21	20	58	58
Corporate	—	(1)	(3)	(6)
Adjusted EBITDA	$192	$174	$523	$498

Depreciation and amortization expense	(24)	(18)	(68)	(66)
401(k) Plan corrective contribution	—	—	(1)	—
Fumigation related matters	(1)	—	(92)	—
Insurance reserve adjustment	—	—	(23)	—
Non-cash stock-based compensation expense	(3)	(3)	(10)	(8)
Restructuring charges	(8)	(2)	(13)	(4)
Gain on sale of Merry Maids branches	—	3	2	5
Non-cash impairment of software and other related costs	—	—	(1)	—
Loss from discontinued operations, net of income taxes	—	(1)	—	(2)
Provision for income taxes	(46)	(32)	(76)	(91)
Loss on extinguishment of debt	—	(31)	—	(58)
Interest expense	(39)	(41)	(115)	(128)
Other non-operating expenses	—	—	—	(3)
Net income	$70	$49	$124	$144